UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2018

CEDAR FAIR, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders.
On June 7, 2018, Cedar Fair, L.P. (the "Company") held its annual meeting of unitholders (the "2018 Annual Meeting") at the Westin Charlotte, 601 S. College Street, Charlotte, North Carolina to consider and vote upon three proposals submitted by the Board of Directors of Cedar Fair Management, Inc., the general partner of the Company.
The final voting results, which were certified by the inspector of election at the 2018 Annual Meeting, were as follows (56,416,016 units outstanding and entitled to vote as of the record date of the 2018 Annual Meeting):

1.	To elect Daniel J. Hanrahan, Lauri M. Shanahan, and Debra Smithart-Oglesby as Class II Directors of the general partner for a three-year term expiring in 2021.

	For	Withhold	Broker Non-Votes
Daniel J. Hanrahan	33,578,475	423,091	22,414,450
Lauri M. Shanahan	33,569,941	431,625	22,414,450
Debra Smithart-Oglesby	33,550,181	451,385	22,414,450

2.	To confirm the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

For	Against	Abstain	Broker Non-Votes
49,148,713	1,753,880	243,660	5,269,763

3.	To approve, on an advisory basis, the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
29,146,937	4,197,655	657,936	22,413,488

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

Date: June 7, 2018	By:	/s/ Brian C. Witherow
Brian C. Witherow Executive Vice President and Chief Financial Officer